Report as of the end of semiannual period: 04/30/2011  (a)
                            or fiscal year:   /  /      (b)
     Is this a transition report? (Y or N): N
Is this form being completed by the registrant? (Y or N): Y
Is this an amendment to a previous filing? (Y or N): N
Is this a change to a previous filing? (Y or N): N

1.A)  Registrant Name:  DIREXION SHARES ETF TRUST
  B)  File Number:      811-22201
  C)  Telephone Number: 8664767523
2.A)  Street: 33 WHITEHALL STREET 10TH FLOOR
  B)  City: NEW YORK             C) State: NY D) Zip Code: 10004
Zip Ext.:
  E)  Foreign Country:                     Foreign Postal Code:

3. Is this the first filing on this form by the Registrant?(Y or N) ----- N
4. Is this the last filing on this form by the Registrant?(Y or N) ------ N
5. Is Registrant a small business investment company (SBIC)?(Y or N) ---- N
6. Is Registrant a unit investment trust (UIT)?(Y or N) ---------
-------- N

7.A)  Is Registrant a series or multiple portfolio company?(Y or
N) ----- Y
  B) How many separate series or portfolios did Registrant have at the end of the period? ---------------------------- 139

                              SCREEN NUMBER:  1



7.C) List the name of each series or portfolio and give a consecutive number to each series or portfolio starting with the number 1. USE THIS SAME NUMERICAL DESIGNATION FOR EACH SERIES OR PORTFOLIO IN THE SERIES INFORMATION BLOCK IN THE TOP RIGHT CORNER OF THE SCREENS SUBMITTED IN
THIS FILING AND IN ALL SUBSEQUENT FILINGS ON THIS FORM. THIS INFORMATION IS REQUIRED EACH TIME THE FORM IS FILED. Is this the
Series                                                last filing
Number                    Series Name            for this series?
                                                         (Y or N)
      91    DIREXION DAILY TOTAL BOND MARKET BEAR 1X SHARES     N
      92    COMMODITY BULL 3X SHARES                            N
      93    COMMODITY BEAR 3X SHARES                            N
      94    NASDAQ-100 BULL 3X SHARES                           N
      95    NASDAQ-100 BEAR 3X SHARES                           N
      96    DOW 30 BULL 3X SHARES                               N
      97    DOW 30 BEAR 3X SHARES                               N
      98    JAPAN BULL 3X SHARES                                N
      99    JAPAN BEAR 3X SHARES                                N
     100    DIREXION DAILY SOUTH KOREA BULL 3X SHARES           N
     101    DIREXION DAILY SOUTH KOREA BEAR 3X SHARES           N
     102    DIREXION DAILY TAIWAN BULL 3X SHARES                N
     103    DIREXION DAILY TAIWAN BEAR 3X SHARES                N
     104    DIREXION DAILY CORPORATE BOND BEAR 1X SHARES        N
     105    DIREXION DAILY CORPORATE BOND BULL 3X SHARES        N
     106    DIREXION DAILY CORPORATE BOND BEAR 3X SHARES        N
     107    DIREXION DAILY DEVELOPED MARKETS BEAR 1X SHARES     N
     108    DIREXION DAILY DOW 30 BEAR 1X SHARES                N
     109    DIREXION DAILY HIGH YIELD BULL 3X SHARES            N
     110    DIREXION DAILY HIGH YIELD BEAR 3X SHARES            N
     111    DIREXION DAILY LARGE CAP BEAR 1X SHARES             N
     112    DIREXION DAILY LARGE CAP GROWTH BULL 3X SHARES      N
     113    DIREXION DAILY LARGE CAP GROWTH BEAR 3X SHARES      N
     114    DIREXION DAILY LARGE CAP VALUE BULL 3X SHARES       N
     115    DIREXION DAILY LARGE CAP VALUE BEAR 3X SHARES       N
     116    DIREXION DAILY MUNICIPAL BOND TAXABLE BULL 3X SH    N
     117    DIREXION DAILY MUNICIPAL BOND TAXABLE BEAR 1X SH    N
     118    DIREXION DAILY SMALL CAP BEAR 1X SHARES             N
     119    DIREXION DAILY TIPS BULL 3X SHARES                  N
     120    DIREXION DAILY TIPS BEAR 3X SHARES                  N
     121    DIREXION DAILY TOTAL BOND MARKET BULL 3X SHARES     N
     122    DIREXION DAILY TOTAL MARKET BEAR 1X SHARES          N
     123    DIREXION NASDAQ VOLATILITY INDEX SHARES             N
     124    DIREXION NASDAQ-100 EQUAL WEIGHTED INDEX SHARES     N
     125    DIREXION WIRELESS COMMUNICATIONS SHARES             N
     126    INDIASHARES CONSUMER SHARES                         N
     127    INDIASHARES ENERGY & UTILITIES SHARES               N
     128    INDIASHARES FINANCIAL SHARES                        N
     129    INDIASHARES FIXED-INCOME SHARES                     N
     130    INDIASHARES INDUSTRIAL SHARES                       N
     131    INDIASHARES INFRASTRUCTURE SHARES                   N
     132    INDIASHARES MATERIALS SHARES                        N
     133    INDIASHARES MID- & SMALL- CAP SHARES                N
     134    INDIASHARES TECHNOLOGY & TELECOMMUNICATION SHARES   N
     135    QUANTUM-ISE ENHANCED BROAD MARKET SHARES            N
     136    QUANTUM-ISE ENHANCED LARGE-CAP SHARES               N
     137    QUANTUM-ISE ENHANCED SMALL-CAP SHARES               N
     138    DIREXION DAILY EMERGING MARKET BEAR 1X SHARES       N
     139    DIREXION NASDAQ-100(R) EQUAL WEIGHTED INDEX SHARES  N





  Press Ctrl-Left Arrow for previous, Ctrl-Right Arrow for
next/more series.
                              SCREEN NUMBER:  2

    This
page
                                                          being
                                                          filed
for
                                                          series
91.






24. At the end of the current period, did the Registrant/Series hold any securities of the Registrant's/Series' regular brokers or dealers or of the parents of such brokers or dealers that derive more than 15% of gross revenue from securities-related activities? (Y or N): Y
 NOTE: If answer is 'N' (No), please go on to screen 15.








                              SCREEN NUMBER: 13



This page
                                                      being
                                                      filed for
                                                      series  91.

25. List below the information requested about Registrant's/Series' holdings of the securities of the Registrant's/Series' regular brokers or dealers or of their parents that derive more than 15% of gross revenues from securities-related activities:
 Name of Regular Broker or    IRS    Security    Securities
Dealer or Parent (Issuer)   Number  Owned      Owned at end
                                            D=debt     of current
                                              E=equity     period
                                                        (000's
omitted)
GOLDMAN SACHS & CO.                 13-5108880    E          610
                                                               0
                                                               0
                                                               0
                                                               0
                                                               0
                                                               0
                                                               0



   Press Ctrl-Left Arrow for previous, Ctrl-Right Arrow for next/more.
                              SCREEN NUMBER: 14



                                                       This page being
28. Monthly Sales and Repurchases of               filed for series 91.
    Registrant's/Series' Shares:

                  Total NAV       Total NAV                   Total NAV
                  of Shares       of Shares     Total NAV     of Shares
                  Sold: New      Sold: Reinv.   of Shares    Redeemed and
    Month of      Sales (Incl.    of Dividends     Sold:      Repurchased
 Current Period    Exchanges)    & Distributions   Other   (Incl.
Exchanges)
                             (000's omitted)             (000's omitted)

A) First  month of period $  0    $        0    $        0     $        0
B) Second month of period $  0    $        0    $        0     $        0
C) Third  month of period $  0    $        0    $        0     $        0
D) Fourth month of period $  0    $        0    $        0     $        0
E) Fifth  month of period $ 4000  $        0    $        0     $        0
F) Sixth  month of period $  0    $        0    $        0     $        0
G)      Total             $ 4000  $        0    $        0     $        0

H) Total NAV of Registrant's/Series' share sales during the
   period subject to a sales load (000's omitted)                  $
0
   (Note: 28H is the total of six months and must be less than or equal to 28G1 + 28G2 + 28G3)

                              SCREEN NUMBER: 17







































Contracts                                                 This
page being
                                                          filed
for series 91.
45. Did Registrant/Series have an advisory contract during the period?
    (If 'N' (No), jump to screen 26 for your next screen.) -----Y
46. Did Registrant/Series pay more than one investment adviser directly for investment advice during the period? (If 'Y' (Yes), answer items 47-52 in the aggregate for all such investment advisers.) --N
47. Was Registrant's/Series' advisory fee based solely on a
percentage of its assets? (Y or N) -------------------------    Y
48. If answer to 47 is 'Y' (Yes), fill in the table or the single fee rate applied to Registrant's/Series' assets based on the advisory contract.
                                     SINGLE FEE RATE ----  0.450%
          STEP:              ASSET VALUE ($000's omitted)
ANNUAL FEE RATE
    A) first   -              $       0                0.000%
    B) of next -              $       0                0.000%
    C) of next -              $       0                0.000%
    D) of next -              $       0                0.000%
    E) of next -              $       0                0.000%
    F) of next -              $       0                0.000%
    G) of next -              $       0                0.000%
    H) of next -              $       0                0.000%
    I) of next -              $       0                0.000%
    J) of next -              $       0                0.000%
    K) over    -              $       0                0.000%
                              SCREEN NUMBER: 23







              This
page being
                                                           filed
for series  91.
    MISCELLANEOUS INFORMATION


55. Did Registrant/Series have any of the following outstanding at any time during the current period
(Y or N)
    which exceeded 1% of aggregate net assets?

    A) Overdrafts ------------------------------------------    N
    B) Bank Loans ------------------------------------------    N


56. During the period did the Registrant's/Series' investment adviser(s)
    have advisory clients other than investment companies? --   N


57. Did the Registrant/Series adjust the number of its shares outstanding by means of a stock split or stock dividend? -- N





                              SCREEN NUMBER: 26


































66.A) Is the Registrant/Series a fund that                This
page being
      usually invests in equity securities,               filed
for series  91.
      options & futures on equity securities,
      indices of equity securities or securities convertible into equity securities? ------------------- Y
If answer is 'N', go to item 67. Otherwise place a 'Y' on the line below which best describes its primary investment objective (place an 'N' on other lines).

         B) Aggressive capital appreciation --------------------
         C) Capital appreciation --------------------------------
         D) Growth ---------------------------------------------
         E) Growth and income -----------------------------------
         F) Income ----------------------------------------------
         G) Total return ---------------------------------------Y

67. Is the Registrant/Series a balanced fund? (Y or N) -------- N
68. Does the Registrant/Series have more than 50% of its net assets at the end of the current period invested in:
A) The securities of issuers engaged primarily in the pro-duction or distribution of precious metals? (Y or N) --------- N
B) The securities of issuers located primarily in countries other than the United States? (Y or N) -------------------- N
69. Is the Registrant/Series an index fund? (Y or N) -- ------- Y

                              SCREEN NUMBER: 30






















     INVESTMENT PRACTICES                   filed for series  91.
70.      Activity                            Permitted by invest-
Engaged in
                                                ment policies?
this period?
                                                        (Y or N)
(Y or N)
A) Writing or investing in repurchase agreements          Y     N
B) Writing or investing in options on equities            Y     N
C) Writing or investing in options on debt securities     Y     N
D) Writing or investing in options on stock indices       Y     N
E) Writing or investing in interest rate futures          Y     N
F) Writing or investing in stock index futures            Y     N
G) Writing or investing in options on futures             Y     N
H) Writing or investing in options on stock index futures Y     N
I) Writing or investing in other commodity futures        Y     N
J) Investments in restricted securities                   Y     N
K) Investments in shares of other investment companies    Y     Y
L) Investments in securities of foreign issuers           Y     N
M) Currency exchange transactions                         Y     N
N) Loaning portfolio securities                           Y     N
O) Borrowing of money                                     Y     N
P) Purchases/sales by certain exempted affiliated persons Y     N
Q) Margin purchases                                       Y     N
R) Short selling                                          Y     Y

                              SCREEN NUMBER: 31


                                                          This
page being
71. Portfolio turnover rate for the current               filed
for series 91.
reporting period

   A) Purchases ($000's omitted) -----------------------  $     0
   B) Sales [including all maturities] ($000's omitted) - $     0
   C) Monthly average value of portfolio ($000's omitted)-$     0
   D) Percent turnover (use lesser of 71A) or 71B) divided by
71C))    0%
NOTE: Item 71D) should be a whole number; round if necessary.

      FINANCIAL INFORMATION

72.A) How many months do the answers to 72 and 73 cover? ---  2 months
      INCOME
(000's omitted)
   B) Net interest income --------------------------    $       0
   C) Net dividend income ----------------------------  $       0
   D) Account maintenance fees -----------------------  $       0
   E) Net other income -------------------------------  $       0
      EXPENSES
   F) Advisory fees ----------------------------------  $       2
   G) Administrator(s) fees --------------------------  $       0
                                     (Negative answers are
allowed)
   H) Salaries and other compensation ----------------  $       0

                              SCREEN NUMBER: 32








































                                                          This
page being
FINANCIAL INFORMATION (Cont. from Screen 32)              filed
for series 91.

  EXPENSES (Negative answers are allowed)   For the period
covered by this form
                                                          ($000's
omitted)
72.I) Shareholder servicing agent fees --------------- $        2
   J) Custodian fees -------------------------- ------ $        1
   K) Postage ------------------------------- -------- $        0
   L) Printing expenses ------------------------------ $        0
   M) Directors' fees -------------------------------- $        0
   N) Registration fees ------------------------------ $        0
   O) Taxes ------------------------------------------ $        0
   P) Interest --------------------------------------- $        0
   Q) Bookkeeping fees paid to anyone
      performing this service ------------------------ $        0
   R) Auditing fees ---------------------------------- $        3
   S) Legal fees ------------------------------------- $        0
   T) Marketing/distribution payments including
      payments pursuant to a rule 12b-1 plan --------- $        0
   U) Amortization of organization expenses ---------- $        0
   V) Shareholder meeting expenses ------------------- $        0
   W) Other expenses --------------------------------- $        4
   X) Total expenses --------------------------------- $       12

                              SCREEN NUMBER: 33


                                                          This
page being
FINANCIAL INFORMATION (Cont. from Screen 33)              filed
for series 91.

  EXPENSES (Negative answers are allowed    For the period
covered by this form
            on this screen for 72Z only)                  ($000's
omitted)
72.Y) Expense reimbursements ------------------------- $        9
   Z) Net investment income -------------------------- $       -3
  AA) Realized capital gains ------------------------- $        0
  BB) Realized capital losses ------------------------ $        1
  CC) 1. Net unrealized appreciation during the period - $      0
      2. Net unrealized depreciation during the period - $     43
  DD) 1. Total income dividends for which record date
         passed during the period -------------------- $        0
      2. Dividends for a second class of open-end
         company shares -------------------------------$        0
  EE) Total capital gains distributions for which record date
passed during the period ----------------------------- $        0
73. Distributions per share for which record date passed during the period:
       NOTE: Show in fractions of a cent if so declared.
   A) 1. Dividends from net investment income ---------$   0.0000
      2. Dividends for a second class of open-end
         company shares ------------------------------ $   0.0000
   B) Distribution of capital gains ------------------ $   0.0000
   C) Other distributions ---------------------------- $   0.0000
                              SCREEN NUMBER: 34


                                                          This
page being
                                                          filed
for series 91.
                                             As of the end of
current reporting
74. Condensed balance sheet data:              period (000's
omitted except
                                                   for per share
amounts)
   A) Cash ------------------------------------------- $        0
   B) Repurchase agreements -------------------------- $        0
   C) Short-term debt securities other than
      repurchase agreements -------------------------- $        0
   D) Long-term debt securities including
      convertible debt-------------------------------- $        0
   E) Preferred, convertible preferred, and
      adjustable rate preferred stock ---------------- $        0
   F) Common stock ----------------------------------- $        0
   G) Options on equities ---------------------------- $        0
   H) Options on all futures ------------------------- $        0
   I) Other investments ------------------------------ $     4001
   J) Receivables from portfolio instruments sold ---- $        0
   K) Receivables from affiliated persons ------------ $        5
   L) Other receivables ------------------------------ $        0
   M) All other assets ------------------------------- $        0
   N) Total assets ----------------------------------- $     4006


                              SCREEN NUMBER: 35


                                                          This
page being
(Continued from Screen 35)                                filed
for series 91.
   Condensed balance sheet data:         As of the end of current
reporting
                                        period (000's omitted
except for per
                                        share amounts and number
of accounts)
74.O) Payables for portfolio instruments purchased --- $        0
   P) Amounts owed to affiliated persons ------------- $        0
   Q) Senior long-term debt -------------------------- $        0
   R) Other liabilities:  1. Reverse repurchase agreements - $  0
                          2. Short sales ------------- $        0
                          3. Written options --------- $        0
                          4. All other liabilities --- $       53
   S) Senior equity ---------------------------------- $        0
   T) Net assets of common shareholders -------------- $     3953
   U) 1. Number of shares outstanding ----------------        100
      2. Number of shares outstanding of a second class of shares
         of open-end company -------------------------          0
   V) 1. Net asset value per share (to nearest cent)-- $    39.53
      2. Net asset value per share of a second class of open-end company shares (to nearest cent) ------------ $ 0.00
   W) Mark-to-market net asset value per share
      for money market funds only (to 4 decimals) ---- $   0.0000
   X) Total number of shareholder accounts -----------         26
   Y) Total value of assets in segregated accounts --- $      610


SCREEN NUMBER: 36


                                                          This
page being
                                                          filed
for series 91.



75. Average net assets during the current reporting period
    ($000's omitted).  Answer only one:

   A) Daily average (for money market funds) ---------- $       0

   B) Monthly average (for all other funds) ----------  $    2658



76. Market price per share at end of period (closed-end funds
only)  $    0.00









                              SCREEN NUMBER: 37